                                                                   EXHIBIT 24(c)

                                Power of Attorney

         The undersigned, in the capacities set forth on Exhibit A hereto, hereby constitutes and appoints John W. Jordan II, Thomas H. Quinn, Gordon L. Nelson and Norman R. Bates, and each of them, as his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign the Registration Statement on Form S-4 being filed by the entities set forth on Exhibit A hereto related to the 13% Senior Secured Notes co-issued by JII Holdings, LLC and JII Holdings Finance Corporation (the "Registration Statement"), any and all amendments to the Registration Statement (including any post-effective amendment and any registration statement to be filed with the Securities and Exchange Commission pursuant to Rule 462(b)), with all exhibits thereto, and any and all documents in connection therewith, and to file the Registration Statement and such other documents with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                                   /s/ David W. Zalaznick
                                                   ----------------------

                                    EXHIBIT A


       NAME OF REGISTRANT                                            POSITION
       ------------------                                            --------
JII Holdings, LLC                                                    Manager
JII Holdings Finance Corporation                                     Director
Jordan Industries, Inc.                                              Director
JI Ventures, Inc.                                                    Director
JII LLC                                                              Manager
Jordan Auto Aftermarket, Inc.                                        Director
Jordan Specialty Plastics, Inc.                                      Director
SPL Holdings, Inc.                                                   Director